UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

____________________

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

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PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

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California

(State or Other Jurisdiction of Incorporation)

1-10709	95-4300881
(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)  The Company’s annual meeting of shareholders was held on April 23, 2019.

(b)  The three matters considered for a vote are described in detail in the Company’s proxy statement for the 2019 Annual Meeting filed with the Securities and Exchange Commission on March 22, 2019. The final results for the votes for each proposal are set forth below.

1.  The shareholders elected eight directors to the Board of Directors to hold office until the 2019 Annual Meeting or until their successors are duly qualified and elected. The votes for each nominee were as follows:

Name	Votes For	Withheld	Broker Non-Votes
Ronald L. Havner, Jr.	25,469,668	850,094	487,460
Maria R. Hawthorne	26,090,980	228,782	487,460
Jennifer Holden Dunbar	26,145,944	173,818	487,460
James H. Kropp	25,796,938	522,824	487,460
Gary E. Pruitt	26,216,042	103,720	487,460
Robert S. Rollo	25,936,257	383,505	487,460
Joseph D. Russell, Jr.	25,752,074	567,688	487,460
Peter Schultz	26,226,994	92,768	487,460

2.  The shareholders approved the advisory vote on executive compensation as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
25,606,607	676,977	36,178	487,460

3.  The shareholders ratified the appointment of Ernst & Young LLP as PS Business Parks’ independent registered public accounting firm for the fiscal year ending December 31, 2019 as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
26,352,617	420,116	34,489	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: April 25, 2019

By:	/s/ Jeffrey D. Hedges
Jeffrey D. Hedges
Chief Financial Officer